Exhibit 16.1

GRANT THORNTON LLP

90 STATE HOUSE SQUARE, 10TH FLOOR

HARTFORD, CT

06103-3702

D          860 781 6700

F           860 240 4360

S            linkd.in/grantthorntonus

twitter.com/grantthorntonus

October 9, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Ocugen, Inc.

File No. 001-36751

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Ocugen, Inc. dated October 7, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,
Grant Thornton LLP

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.